                                                                     EXHIBIT 2.1


                           ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT made this 29th day of June, 1999 by and between MEDICAL SYSTEMS SOLUTIONS INC., a Delaware corporation (hereinafter referred to as "Seller"), ARTHUR H. YOUNG and JOHN B. CAREY (hereinafter collectively referred to as the "Principal Shareholders") and MC INFORMATICS, INC., a California corporation (hereinafter referred to as "Buyer").

     WHEREAS, Seller desires to sell and Buyer desires to purchase the assets and business of Seller subject to the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and conditions hereinafter set forth, the parties hereto hereby agree as follows:

SECTION 1.  PURCHASE AND SALE OF ASSETS.

     1.1  Purchase and Sale of Assets.  Subject to the provisions of this
          ---------------------------
Agreement, Seller agrees to sell, and Buyer agrees to purchase at the Closing (as defined in Section 1.4 hereof), for the consideration specified herein, all of the assets and business of Seller of every kind and description, tangible and intangible, and wherever located including, without limitation, the following:

          (a) all of Seller's inventory of hardware products located at Seller's offices or with customers or elsewhere including, without limitation, all of the items listed on the Schedule of Inventory attached hereto and made a part hereof;

          (b) all of Seller's trade secrets, software design, software programs, intellectual property, copyrights, trademarks and proprietary information, customer lists, customer and marketing data and information (whether in written or computer readable form), technology and know-how relating to Seller's business;

          (c) all of Seller's computer equipment and any other equipment located at Seller's offices or elsewhere including, without limitation, the equipment listed on the Schedule of Equipment attached hereto and made a part hereof;

          (d) all of Seller's right, title and interest in and to any purchase orders or agreements for the sale of hardware products and all software agreements, service agreements, distribution agreements, license agreements and related contracts including, without limitation, the agreements with customers listed on the Schedule of Customers attached hereto and made a part hereof (the "Schedule of Customers");

          (e) all of Seller's prepaid maintenance agreements relating to Seller's hardware products including, without limitation, the agreements listed on the Schedule of Prepaid Maintenance Agreements attached hereto and made a part hereof (the "Schedule of Prepaid Maintenance Agreements");

          (f) cash in an amount equal to $0.00 representing the aggregate of cash deposit payments received prior to June 1, 1999 for the sale of products on or after June 1, 1999;

          (g) all of Seller's right, title and interest in the name "Medical Systems Solutions" or any variation thereof, including the right to use the same as all or any part of a trade or corporate name;

          (h) all existing franchises, licenses, permits, rights, and privileges necessary or incidental to the operation of Seller's business;

          (i)  all of the records, books, ledgers, and files described in
          Section 1.6 hereof; and

          (j) all goodwill and supplier, customer, and other business relations relating to the business of Seller and all other property or information required for or incidental to the business of Seller provided, however, that there shall be excluded from such purchase and sale the items listed on the Schedule of Retained Assets attached hereto and made a part hereof (the "Schedule of Retained Assets"). The assets, property and business of Seller to be sold and purchased under this Agreement are hereinafter sometimes referred to as the "Subject Assets".

     1.2  Assumption of Obligations.  Upon the sale and purchase of the Subject
          -------------------------
Assets, Buyer shall assume and agree to discharge when due, subject to the terms and conditions hereof, the obligations of Seller under hardware and software installation agreements with the customers listed on the Schedule of Customers and the obligations of Seller under the agreements listed on the Schedule of Prepaid Maintenance Agreements, in each case arising after the Effective Date (collectively the "Contracts").

     The obligations to be assumed by Buyer under this Agreement are hereinafter sometimes referred to as the "Assumed Obligations". Except as above provided, Buyer

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will not assume any liabilities or obligations of Seller whatsoever under this
Agreement or in connection with the transactions contemplated hereby. All liabilities of Seller, other than the Assumed Obligations, are and shall remain liabilities of Seller.

     1.3  Purchase Price and Payment.  In consideration of the sale of the
          --------------------------
Subject Assets to Buyer, Buyer agrees that at the Closing, assuming the conditions specified in Section 7 are satisfied or waived, and subject to the other terms and conditions of this Agreement, Buyer will deliver to Seller (a) 111,216 shares of Buyer's Common Stock, without par value, ("the Securities") and (b) the sum of $195,263.55 by certified or bank check or by wire transfer of federal funds.

     The purchase price payable by Buyer under this Section 1.3 shall represent payment for the Subject Assets at the prices shown on the Memorandum of Allocation of Purchase Price attached hereto and made a part hereof.

     1.4  Time and Place of Closing; Effective Date.  The closing of the
          -----------------------------------------
purchase and sale provided for in this Agreement (herein called the "Closing") shall be held at 4:00 P.M., local time on June 29, 1999 (the "Closing Date") at the offices of Buyer or at such other place, date or time as may be fixed by mutual agreement of Buyer and Seller. The purchase and sale provided for in this Agreement shall be effective for accounting purposes as of the opening of business on June 1, 1999 (the "Effective Date").

     1.5  Transfer of Subject Assets; Deliveries at the Closing.  (a)  At the
          -----------------------------------------------------
Closing, Seller shall deliver or cause to be delivered to Buyer a Bill of Sale and Assignment in the form of the Bill of Sale and Assignment attached hereto as Exhibit A and made a part hereof (the "Bill of Sale").

     (b)  At the Closing, Buyer shall deliver or cause to be delivered to Seller
(i) the Securities required to be delivered at the Closing under Section 1.3,
(ii) the cash purchase price required to be paid at the Closing under Section 1.3, and (iii) an Agreement for Assumption of Obligations in the form of the Agreement for Assumption of Obligations attached hereto as Exhibit B and made a part hereof (the "Assumption of Obligations Agreement").

     1.6  Delivery of Records and Contracts.  At the time of the Closing, or
          ---------------------------------
within five business days thereafter, Seller shall deliver or cause to be delivered to Buyer original copies of all of the Contracts and all manuals and other documents relating to the Subject Assets with a list of the status of all necessary assignments thereof and consents to assignment. Seller shall also deliver to Buyer all of the existing financial, customer and marketing records, books, ledgers, and files (whether in written or computer readable form) relating to its business, assets, and operations and Seller shall take all requisite steps to put Buyer in actual possession and operating control of the Subject Assets and such business.

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     1.7  Further Assurances.  Seller from time to time after the Closing, at
          ------------------
the request of Buyer, and without further consideration shall execute and deliver further instruments of transfer and assignment (in addition to those delivered under Section 1.5) and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer each of the Subject Assets.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF SELLER AND THE PRINCIPAL SHAREHOLDERS.

     2.1  Making of Representations and Warranties.  Seller and the Principal
          ----------------------------------------
Shareholders hereby jointly and severally make the representations and warranties contained in this Section 2, subject to the disclosures set forth herein or in the Disclosure Schedule attached hereto and made a part hereof (the "Disclosure Schedule").

     2.2  Organization and Qualification of Seller.  Seller is a corporation
          ----------------------------------------
duly organized, validly existing, and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct the business heretofore conducted by it in the manner and in the places where such properties are owned or leased or such business is conducted by it. Seller is duly qualified to do business as a foreign corporation in the Commonwealth of Massachusetts.

     2.3  Subsidiaries.  Seller has no subsidiaries.
          ------------

     2.4  Capital Stock of Seller.  All of the issued and outstanding shares of
          -----------------------
capital stock of Seller are owned of record and beneficially by the Principal Shareholders and Victoria Johnson.

     2.5  Authority of Seller.  Seller has full power and authority to enter
          -------------------
into and perform this Agreement and consummate the transactions contemplated hereby. All necessary action, corporate or otherwise, has been taken by Seller to authorize the execution, delivery, and performance of this Agreement, and the same is the valid and binding obligation of Seller in accordance with its terms, subject to applicable bankruptcy, reorganization, and similar laws affecting the rights of creditors generally and subject to equitable principles. The execution and delivery of this Agreement by Seller do not, and the performance of the terms hereof by Seller will not, constitute a default or event of default under, or violate, conflict with, or result in any material breach of the terms, conditions, or provisions of (a) the corporate charter or by-laws of Seller, (b) the laws or regulations of any jurisdiction or any other governmental requirements, or (c) any mortgage, lien, lease, agreement, contract, instrument, order, arbitration award, injunction, judgment or decision to which Seller is a party or by which it or its assets and properties are bound or materially affected. No approval, authorization, license, permit or other action by, or filing with, any federal, state, or municipal commission, board, agency or other governmental authority is required in connection with the execution and delivery by Seller of this Agreement or the consummation of the transactions contemplated hereby, except when the failure would not have a material adverse effect on Seller's business.

     The execution and delivery of this Agreement does not, and the performance of the terms thereof and the consummation of the transactions contemplated hereby will not, result in or permit (a) the creation or imposition of any lien, charge, security interest, pledge, or other encumbrance on any of the assets or properties of Seller, or (b) subject to obtaining consents to the assignment of the Contracts, the termination of any contract or agreement to which Seller is party or by which it or any of its assets or properties are bound or materially affected.

     2.6  Title to Subject Assets.  Seller has good and valid title to all of
          -----------------------
the Subject Assets and the same are freely transferable without the consent of any third party. None of the Subject Assets is subject to any mortgages, pledges, liens, security interests, conditional sale agreements, title restrictions, encumbrances, or rights, titles, and interests of others, and Seller has made no prior sale, assignment, or transfer of any right, title, or interest in and to any of the Subject Assets. All inventory of products included in the Subject Assets is in good working order, is saleable in the ordinary course of business and is not obsolete.

     2.7  Schedules.  Each of the Schedules listed in Section 1.1 is complete
          ---------
and accurate and lists all of the assets purported to be listed thereon.

     2.8  Trade Names, Trademarks and Copyrights.  Seller has no trademarks or
          --------------------------------------
trade names other than the trade name "MEDICAL SYSTEMS SOLUTIONS INC" (the "Trade Name"). There are no claims or demands of any other person pertaining to the Trade Name and no proceedings have been instituted or are pending or to the best of Seller's knowledge, threatened, which challenge the rights of Seller in respect of the Trade Name.

     2.9  Trade Secrets and Proprietary Information.  To the best of its
          -----------------------------------------
knowledge, Seller owns or has the exclusive right to use all trade secrets and proprietary information, customer lists, customer and marketing data and information, and technology and know-how used in connection with or relating to the healthcare systems integration business of Seller as of the date hereof (collectively, the "Proprietary Information"). Seller has taken all steps necessary or desirable to keep confidential any confidential information or trade secrets included in the Proprietary Information. To the best of its knowledge, Seller is not using or in any way making use of any confidential information or trade secrets of any third party, including without limitation, a former employer of any present or past employee of Seller. To the best of its knowledge,

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Seller's rights to the use of the Proprietary Information do not require the consent of any other person and the same are freely transferable without the consent of any third party. Seller represents and warrants that:

     (a) to the best of Seller's knowledge, no other person has an interest in or right or license to use, or the right to license others to use, the Proprietary Information;

     (b) there are no claims or demands of any other persons pertaining thereto known to Seller, and no proceedings have been instituted, or are pending or, to the best of Seller's knowledge, threatened, which challenge the rights of Seller in respect thereof;

     (c) to the best of Seller's knowledge, none of the Proprietary Information is being infringed by others, or is subject to any outstanding order, decree, judgment or stipulation;

     (d) no proceeding charging Seller with infringement of any adversely held trade secrets or confidential information has been filed or, to the best of Seller's knowledge, is threatened to be filed; and

     (e) Seller does not and, is not required to, pay any license fee or royalty to any person for the use of any Proprietary Information.

     2.10 Financial Statements of Seller.  Seller has delivered to Buyer the
          ------------------------------
following financial statements:

     (a) an unaudited Profit and Loss Statement of Seller for the period January 1, 1999 through May 31, 1999.

     (b)  an unaudited Balance Sheet of Seller as of May 31, 1999.

     (c) an Accounts Receivable Aging Summary as of May 31, 1999 (the "Aging Summary").

     Seller's unaudited balance sheet as of May 31, 1999 is sometimes herein referred to as the "Base Balance Sheet."

     Said financial statements have been prepared on a accrual basis, and are complete and correct, in all material respects.

     2.11 Absence of Undisclosed Liabilities.  As of the date hereof, Seller
          ----------------------------------
has no material liabilities of any nature, whether accrued, absolute, contingent or otherwise, except for liabilities (a) disclosed in the Base Balance Sheet or
(b) specified in any

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

Contracts described in the Disclosure Schedule.

     2.12  Absence of Certain Changes.  Since May  31, 1999, there has not been
           --------------------------
nor, to the best of Seller's knowledge, is there any threatened, anticipated or contemplated change in the financial condition, properties, assets, liabilities, business or operations of Seller which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been or would be materially adverse with respect to the business of Seller.

     2.13  Payment of Taxes.  Except as described in the Disclosure Schedule,
           ----------------
Seller has filed, or obtained extensions of the time to file all federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it and has paid all taxes (including interest and penalties thereon, if any) owing by it, except for taxes which have not yet become due. Neither the Internal Revenue Service nor any other taxing authority is now asserting or threatening to assert against the Seller any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith.

     2.14  Contracts.  Seller is not in material default of its obligations
           ---------
under any of the Contracts and, to the best of Seller's knowledge, no circumstances exist which would give rise to such a default. Except as described in the Disclosure Schedule, Seller is not a party to or subject to any material contracts, commitments, plans, agreements, licenses or leases.

     2.15  Compliance with Laws.  Except as described in the Disclosure
           --------------------
Schedule, Seller is in full compliance in all material respects with all laws, statutes, ordinances, rules, regulations, and other governmental requirements which apply to the conduct of its business except where failure would not have a material adverse effect on Seller's business. No notice, order, or demand from any federal, state, or local governmental agency, commission, or authority has been served upon Seller claiming violation of, or requiring that any action be taken under, any such law, statute, ordinance, rule, regulation, or other governmental requirement and no proceeding or investigation is pending, or, to the best of Seller's knowledge, threatened, anticipated, or contemplated, against Seller based upon, arising out of, or resulting from any actual or alleged failure by Seller to comply with any such law, statute, ordinance, rule, regulation, or other governmental requirement.

     2.16  Litigation.  Except as described in the Disclosure Schedule, there is
           ----------
no suit, action, or legal, administrative or other proceeding or governmental investigation pending, or, to the best of Seller's knowledge, overtly threatened, against Seller or any of its assets or properties, and there are no unsatisfied or outstanding judgments, orders, decrees, or stipulations which would have a material adverse effect on the Subject Assets or the properties, assets, condition (financial or otherwise), and business of Seller or which would prevent or hinder the consummation of the transactions contemplated by this Agreement. Seller does not know or have grounds to know of any basis for any action or of any governmental investigation relating to or affecting the Subject Assets or the properties, assets, condition (financial and otherwise), and business of Seller.

     2.17  Insurance.  Seller has in full force and effect insurance as listed
           ---------
in the Disclosure Schedule.

     2.18  Accrued Vacations, Etc.  Seller has paid or accrued all wages,
           ----------------------
salaries, bonuses, commissions and pension plan benefits accrued or due to the employees and other independent contractors of Seller. As of the Closing, there will be no outstanding accrued vacations due to Seller's employees.

     2.19  Transactions with Interested Persons.  No officer or director of
           ------------------------------------
Seller owns directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of Seller or any organization which has a contract or arrangement with Seller.

     2.20  Changes in Business Relationships.  Seller does not know, or have
           ---------------------------------
reason to know, of any changes or threatened changes in the business or customer, relationships of Seller, including without limitation, any discontinuance of contractual relationships with Meditech or with any other person, where such changes would, individually or in the aggregate, have a material adverse effect on Seller's business.

     2.21  Qualification of Seller.  Seller represents that it has such
           -----------------------
knowledge and experience in financial and business matters generally, and in the healthcare systems integration systems specifically, that it is capable of evaluating the merits and risks of the proposed investment in the Securities has the capacity to protect its interests in connection with such investment in the Securities.

     Seller acknowledges that Buyer has furnished to Seller a copy of the Balance sheets of MC Informatics, Inc. at December 31, 1998 and 1997, and Statements of Operations and Cash Flows for the years then ended as reflected in the Current Report on Form 8-K/A of Healthdisk Corp. dated March 2, 1999, Buyer's quarterly report on Form 10-QSB for the quarter ending March 31, 1999, the Proxy Statement for Buyer's Annual Meeting held on May 24th, 1999, and internal unaudited balance sheets as of March 31, 1999 and April 30, 1999 of MC Informatics, Inc., and Statements of Operations for the three and on-month periods then ended.

     2.22  Securities Not Registered.  Seller understands that the Securities
           -------------------------
have not been registered for sale under federal or state securities laws and that the Securities are being offered and sold to Seller pursuant to one or more exemptions from the

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

registration requirements of such securities laws. Seller represents that it is acquiring the Securities for investment for its own account, and that it does not intend to divide its participation with others or to resell or otherwise dispose of all of any part of the Securities at any future date that can now be specified or predicted.

     2.23  Limitations on Disposition.  Seller agrees that the Securities will
           --------------------------
not be sold or otherwise transferred unless (a) a registration statement with respect thereto has become effective under the 1933 Act, or (b) there is presented to Buyer an opinion of counsel reasonably satisfactory to Buyer that registration under federal and state securities laws is not required, or (c) pursuant to the provisions of Rule 144 promulgated under the 1933 Act (and an opinion of counsel reasonably satisfactory to Buyer that the sale or transfer will not subject Buyer to any liability under applicable state securities laws). Seller consents that any transfer agent of Buyer may be instructed not to transfer any Securities, unless it receives satisfactory evidence of compliance with the foregoing provisions, and that there may be endorsed upon any certificate or other instrument representing the Securities (and any certificates or instruments issued in substitution therefor), a legend calling attention to the foregoing restrictions on transferability of such shares stating in substance:

           "THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED UNLESS AND UNTIL THERE SHALL BE A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 IN EFFECT WITH RESPECT THERETO OR THERE SHALL BE IN EFFECT AN OPINION OF COUNSEL OF THE COMPANY THAT SUCH TRANSFER MAY BE MADE WITHOUT SUCH REGISTRATION STATEMENT."

     2.24  Delisting from Nasdaq.  Seller acknowledges that it is aware that
           ---------------------
Buyer's Common Stock was recently delisted from trading on the Nasdaq Stock Market for the reasons cited in Buyer's Form 10-QSB for the quarter ended March 31, 1999, and that Buyer will be required to file an amended Form 10-QSB as result thereof.

     2.25  Misstatements and Omissions.  Neither Seller nor the Principal
           ---------------------------
Shareholders have made any material misstatements of fact or omitted to state any material fact necessary to make complete, accurate and not misleading every representation, warranty and agreement set forth herein.

     2.26  Brokerage.  Seller has not engaged the services of any broker or
           ---------
finder hereunder and there are no existing, threatened, or anticipated claims for brokers' or finders' fees or compensation in connection with the transactions herein provided for by any person, firm or corporation claiming a right to the same because engaged by Seller.

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SECTION 3.  REPRESENTATION AND WARRANTIES OF BUYER.

     3.1  Making of Representation and Warranties.  Buyer hereby makes the
          ---------------------------------------
representations and warranties contained in this Section 3.

     3.2  Organization and Qualification of Buyer.  Buyer is a corporation duly
          ---------------------------------------
organized, validly existing, and in good standing under the laws of the State of California with full power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted. The Articles of Incorporation and By-laws of Buyer previously provided to Seller, are true, complete and correct copies of such documents as in effect as of the date hereof.

     3.3  Authority.  Buyer has full power and authority to enter into and
          ---------
perform this Agreement and consummate the transactions contemplated hereby. All necessary action, corporate or otherwise, has been taken by Buyer to authorize the execution, delivery, and performance of this Agreement and the same is the valid and binding obligation of Buyer in accordance with its terms, subject to laws of general application affecting creditors' rights generally and subject to equitable principles. The execution and delivery of this Agreement by Buyer does not, and the performance of the terms hereof by Buyer will not, constitute a default or event of default under, or violate, conflict with, or result in any breach of the terms, conditions or provisions of (a) the Articles of Incorporation or By-laws of Buyer, (b) the laws or regulations of any jurisdiction or any other governmental requirements, or (c) any mortgage, lien, lease, agreement, contract, instrument, order, arbitration award, injunction, judgment, or decision to which Buyer is a party or by which it or its assets or property are bound or materially affected. No approval, authorization, license, permit or other action by, or filing with, any federal, state, or municipal commission, board, agency or other governmental authority is required in connection with the execution and delivery by Seller of this Agreement or the consummation of the transactions contemplated hereby, except where failure would not have a material adverse effect.

     3.4  Capitalization.  As of May 1, 1999, the authorized capital stock of
          --------------
Buyer consisted of 40,000,000 shares of Common Stock, without par value, of which 15,113,075 shares were duly and validly issued and outstanding, fully paid and non-assessable. Approximately 2,200,000 shares were subject to options. There were no other securities convertible into or exchangeable for any additional shares of capital stock of any class. No shares were held in the treasury. The Securities have been duly and validly authorized by Buyer and when issued and delivered and paid for pursuant to this Agreement, will be duly and validly issued and outstanding, fully paid, and non-assessable, and free of liens and encumbrances and restrictions on transferability except as set forth in the Articles of Incorporation and By-laws of Buyer and as may be provided under applicable securities laws.

     3.5  Financial Statements.  The historical financial statements included as
          --------------------
part of the Form 8-K referred to in Section 2.20 (including the related notes, where applicable) fairly present (subject to recurring audit adjustments normal in nature and amount) the results of the operations and changes in shareholders' equity and financial position of Buyer for the fiscal period and as of the date therein set forth; each of such statements (including the related notes, where applicable) complies in all materials respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved.

     Buyer's balance sheet as of December 31, 1998 as reflected in its Form 8-K dated March 2, 1999 referred to in Section 2.20 is sometimes herein referred to as the "Buyer Base Balance Sheet".

     3.6  Absence of Certain Changes.  Absence of Certain Changes.  Since the
          --------------------------
date of the Buyer Base Balance Sheet except for the delisting of Buyer's Common Stock referred to in Section 2.24 above, and the accounting changes necessitated therefrom, as described in Buyer's 10-QSB for the quarter ended March 31, 1999, there has not been nor, to the best of Buyer's knowledge, is there any threatened, anticipated or contemplated change in the financial condition, properties, assets, liabilities, business or operations of Buyer which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been or would be materially adverse with respect to the business of Buyer.

     3.7  Misstatements and Omissions.  Buyer has not made any material
          ---------------------------
misrepresentation of fact or omitted to state any material fact necessary to make complete, accurate and not misleading every representation, warranty and agreement set forth herein.

     3.8  Brokerage.  Buyer has not engaged the services of any broker or finder
          ---------
hereunder, and there are no existing, threatened, or anticipated claims for brokers' or finders' fees or compensation in connection with the transactions herein provided for by any person, firm or corporation claiming a right to the same because engaged by Buyer.

SECTION 4. CONDITIONS PRECEDENT TO SELLER'S AND PRINCIPAL SHAREHOLDER'S OBLIGATIONS.

     4.1  Condition.  The obligations of Seller and the Principal Shareholders
          ---------
to consummate this Agreement and the transactions contemplated hereby are subject to the satisfaction of the following conditions prior to the Closing except to the extent that any such condition can be and is waived by Seller and the Principal Shareholders.

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

     4.2  Delivery of the Securities.  Buyer shall have delivered to Seller a
          --------------------------
certificate or certificates representing the Securities described in Section 1.3 hereof.

     4.3  Payment of Purchase Price.  Buyer shall have paid to Seller the cash
          -------------------------
purchase price described in Section 1.3 hereof.

     4.4  Employment Agreement.  Buyer shall have executed and delivered to
          --------------------
Arthur H. Young and John B. Carey Employment Agreements in the forms of Exhibit C-1 and C-2 attached hereto (the "Employment Agreement").

SECTION 5.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.

     5.1  Conditions.  The obligations of Buyer to consummate this Agreement and
          ----------
the transactions contemplated hereby are subject to the satisfaction of the following conditions prior to the Closing except to the extent that any such condition can be and is waived by Buyer.

     5.2  Director and Shareholder Authorization.  This Agreement and the
          --------------------------------------
transactions contemplated hereby shall have been duly approved by the unanimous vote of Seller's Board of Directors and the holders of all of the outstanding shares of all classes of Seller's capital stock entitled to vote thereon. Seller shall have delivered to Buyer a Certificate of its Clerk dated as of the Closing Date to the foregoing effect.

     5.3  Non-Competition Agreement.  Seller, Arthur H. Young and John B. Carey
          -------------------------
shall have executed and delivered to Buyer a Non-Competition Agreement in the form of Exhibit D attached hereto (the "Non-Competition Agreement").

     5.4  Employment Agreement.  Arthur H. Young and John B. Carey shall have
          --------------------
executed and delivered to Buyer the Employment Agreement and Buyer's form of Employee Intellectual Property Assignment and Nondisclosure Agreement.

SECTION 6.  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

     6.1  Survival of Warranties.  All representations, warranties, agreements,
          ----------------------
covenants and obligations herein or in any schedule, exhibit, certificate or financial statement delivered by Seller to Buyer incident to the transactions contemplated hereby shall be deemed to have been relied upon by the other party hereto and shall survive the Closing regardless of any investigation made by or on behalf of either party hereto for a period of nine (9) months from the Closing Date, provided, however, that all representations and warranties with respect to Seller's taxes (including without limitation Section 2.12 hereof) shall survive the Closing for a period equal to the length of the statute of limitations applicable to such taxes and that all representations and warranties with respect to Seller's title to the Subject Assets and Buyer's issuance of the Securities set forth in Section 3.4 shall survive the Closing indefinitely.

     6.2  Indemnification.  (a) Seller and the Principal Shareholders shall
          ---------------
jointly and severally indemnify and hold Buyer harmless against all claims, suits, obligations, liabilities, damages, losses, costs, and expenses, including without limitation of the foregoing, reasonable attorney's fees, based upon, arising out of, or resulting from: (i) any breach of any of the representations and warranties of Seller or the Principal Shareholders set forth herein; (ii) liabilities or obligations of Seller of any kind nature or description, known or unknown, accrued or unaccrued, due or to become due, fixed or contingent, inchoate or existing, which are not specifically assumed by Buyer herein; and
(iii) any actual failure by Seller to comply with any federal, state, or local law, statute, ordinance, rule, regulation, or other governmental requirements.

     (b) Buyer shall indemnify and hold Seller and the shareholders of Seller harmless against all claims, suits, obligations, liabilities, damages, losses, costs, and expenses, including without limitation of the foregoing, reasonable attorney's fees, based upon, arising out of, or resulting from: (i) any material breach of any of the representations and warranties of Buyer set forth herein;
(ii) any liabilities or obligations of Seller which are specifically assumed by Buyer herein; and (iii) any actual failure by Buyer to comply with any federal, state or local law, statute, ordinance, rule, regulation or other governmental requirements.

     (c) Any claim for indemnification under this Agreement shall be asserted by written notice from the party seeking indemnification (the "Indemnitee") to the other party (the "Indemnitor"), describing in reasonable detail the nature and amount of such claim. If any claim for indemnification hereunder is based upon an action or claim filed or made against the Indemnitee by a third party, then the Indemnitor shall have the right to negotiate a settlement of such action or claim or to defend any such action or claim at its sole cost and expense. No claim for indemnification shall be made or asserted more than nine
(9) months after the Closing Date (except for claims relating to Seller's taxes or Seller's title).

     (d) No Indemnitor shall be required to make any indemnification payment pursuant to this Section 6.2 for any breach of any of their representations and warranties until such time as the total amount of all claims (including the claims arising from such breach and all other claims arising from any other breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by the Indemnitee or by its officers, employees, agents or representatives, or to which the Indemnitee has or have otherwise become subject, exceeds Five Thousand Dollars ($5,000) in the aggregate (the "Threshold Amount"). At such time as the total amount of such claims exceeds the Threshold Amount, the Indemnified Party shall be entitled to be indemnified against the amount of such claims in excess of the Threshold Amount. Notwithstanding the foregoing, the liability of any party under this Section 6.2 will not exceed Four Hundred Seventy-threeThousand three hundred three Dollars and 55 cents ($473,303.55) in the aggregate. Any claim for indemnification by Buyer under this Section 6.2 may, at the sole option of Seller or the Principal Shareholders, as applicable, be paid in cash or be payable in Buyer Common Stock (valued at $2.50 per share of Buyer Common Stock).

     6.3  Seller's Employees.  Seller shall be responsible for the payment of
          ------------------
all accrued salary, wages and benefits (including accrued vacation pay and severance benefits) to its employees as of the Effective Date.

     6.4  Accounts Receivable; Collections.  All amounts collected by Buyer from
          --------------------------------
customers shown on the Aging Summary subsequent to the Effective Date with respect to the sale of products prior to the Effective Date shall be remitted to Seller within ten (10) business days of such collection. Buyer shall provide Seller with a monthly accounting of all such amounts until the earlier of (a) the collection and remittance to Seller of all amounts shown on the Aging Summary or (b) six (6) months after the Closing Date.

     6.5  Tax Waiver.  Seller shall deliver to Buyer a Waiver of Corporate
          ----------
Excise Tax Lien and Good Standing Certificate issued by the Department of Revenue of the Commonwealth of Massachusetts with respect to the transaction contemplated hereby promptly following the issuance thereof.

     6.6  Consents.  Seller shall use its reasonable best efforts to obtain
          --------
consents to the assignment of the Contracts to Buyer in form satisfactory to Buyer.

     6.7  Piggyback Registration Rights.
          -----------------------------

     (a) If at any time or times during the two-year period following the Closing, the Buyer shall determine to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act") in an underwritten public offering of its Common Stock for cash (other than (i) the registration of an offer and sale of securities to employees of the Buyer, or other persons providing services to the Buyer pursuant to an employee or similar benefit plan, registered on Form S-8 or comparable form; or (ii) relating to a merger, acquisition or other transaction of the type described in Rule 145 relating to a merger, acquisition or other transaction of the type described in Rule 145 under the Securities Act or comparable rule, registered on Form S-4 or similar form), and in connection therewith the Buyer may lawfully register any of the Securities, the Buyer will promptly give written notice thereof to the Seller. Upon the written request of the Seller within five (5) business days after receipt of any such notice from the Buyer, the Buyer will, except as herein provided, cause all Securities which the Seller has requested to be registered to be included in such Registration Statement, all to the extent requisite to permit the sale or other disposition of the Securities. However, nothing herein shall prevent the Buyer from at any time abandoning or delaying any registration.

     (b) The Buyer may require that the Securities requested for inclusion pursuant to this Section 6.7 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Securities originally covered by a request for registration would reduce the number of shares to be offered by the Buyer or interfere with the successful marketing of the shares of stock offered by the Buyer, then the number of Securities otherwise to be included in the underwritten public offering may be reduced pro rata in proportion to the number of shares as to which registration is requested by each holder of Buyer's Common Stock requesting registration; provided however, that there shall be no reduction in the number of shares to be included therein (x) by the Buyer or (y) if the registration is at the request of a person or persons with a right to require such registration, by that person or persons.

SECTION 7.  MISCELLANEOUS.

     7.1  Law Governing.  This Agreement shall be construed under and governed
          -------------
by the laws of the State of California without regard to principles of conflicts of laws.

     7.2  Notices.  All notices, requests, demands and other communications
          -------
hereunder shall be deemed to have been duly given at the time delivered or three
(3) days after mailed by certified or registered mail:

To Buyer: MC Informatics, Inc.
          18881 Von Karman Avenue, Suite 100
          Irvine, CA  92612
          Attn:  Jeffrey L. Pollard, Senior Vice President & CFO

To Seller or Stockholder:

          Arthur H. Young
          47 Andrew Lane
          Holliston, MA 01746

or to such other address of which either party may notify the other party.

     7.3  Entire Agreement.  This Agreement, including the Disclosure Schedule
          ----------------
and Exhibits referred to herein, is complete and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof, and all inducements to the making of this Agreement relied upon by either party hereto, have been expressed herein or in such Disclosure Schedule or Exhibits.

     7.4  Assignability.  This Agreement may not be assigned without the prior
          -------------
written consent of the parties hereto. This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their permitted successors and assigns and no others.

     7.5  Sales Tax.  All sales and/or use taxes (if any) and all federal and
          ---------
state income, excise or transfer taxes arising out of this transaction shall be paid by Seller.

     7.6  Fees and Expenses.  Each of the parties will bear its own expenses in
          -----------------
connection with the negotiation and consummation of the transactions contemplated by this Agreement.

     7.7  Publicity and Disclosure.  Except as may be required by federal
          ------------------------
securities laws, no press release or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made without the prior approval of the parties hereto.

     7.8  Dispute Resolution.  If at any time a controversy arises as to the
          ------------------
meaning or operation of this Agreement, such controversy shall be submitted to arbitration by any party hereto in Irvine, California before an arbitrator to be named by the Regional Manager of the Irvine, California Branch of the American Arbitration Association. Such arbitration proceeding shall be conducted in accordance with the rules and procedures then in effect of the American Arbitration Association. The decision of the arbitrator shall be binding upon the parties and judgment on any award made by the arbitrator may be entered in any court having jurisdiction thereof. The costs of the arbitrator shall be borne equally by Seller or the Principal Shareholders on the one hand, and the Buyer, on the other hand unless the arbitrator decides otherwise. Each party will bear his or its own legal costs.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.


                              MC INFORMATICS, INC.



                              By  /s/ David H. Koeller
                                 -------------------------------
                                 David Koeller, President &
                                  Chief Operating Officer


                              MEDICAL SYSTEMS SOLUTIONS INC.



                              By  /s/ Arthur H. Young
                                 -------------------------------
                                 Arthur H. Young, President

                                  /s/ John B. Carey
                                 -------------------------------
                                 John B. Carey

                          SCHEDULE OF RETAINED ASSETS


1. Seller's corporate franchise, stock record books, corporate record books containing minutes of meetings of Directors and shareholders of Seller, corporate seal, and such other records as have to do exclusively with Seller's corporate organization or stock capitalization.

2.   Cash not included in Section 1.1(f).

3.   Accounts receivable generated prior to the Effective Date.

4.   Organization costs less amortization.

                              DISCLOSURE SCHEDULE


2.12  Payment of Taxes

2.13  Contracts

2.14  Compliance with Laws

2.15  Litigation

2.16  Insurance

                  MEMORANDUM OF ALLOCATION OF PURCHASE PRICE



                 Asset Purchase Agreement dated June 29, 1999
                                 by and among
       Medical Systems Solutions Inc., Arthur H. Young and John B. Carey
                                      and
                             MC Informatics, Inc.



          ASSET                           PRICE
          -----                           -----
          Cash                        $      0.00
          Inventory of Hardware       $ 37,693.20
          Software Programs           $ 10,000.00
          Computer Equipment          $ 15,000.00
          Goodwill, Franchise,
          Customer Lists
           and Tradename              $410,610.35
                                      -----------

          TOTAL                       $473,303.55
                                      ===========


Agreed to June 29, 1999

MC INFORMATICS, INC.


By:  /s/ David H. Koeller
    ----------------------------------
    David Koeller, President &
      Chief Operating Officer

MEDICAL SYSTEMS SOLUTIONS INC.


By:  /s/ Arthur H. Young
    ----------------------------------
    Arthur H. Young, President

     IN WITNESS WHEREOF each of the parties hereto has caused this instrument to be signed and sealed as of the date first above set forth.


                                     Assignor:  MEDICAL SYSTEMS SOLUTIONS INC


                                     By:  /s/ Arthur H. Young
                                         ------------------------------------
                                         Arthur H. Young, President


                                     Assignee:  MC INFORMATICS, INC.


                                     By:  /s/ David H. Koeller
                                         ------------------------------------
                                         David Koeller, President and Chief
                                          Operating Officer

                                  EXHIBIT C-1


                                              June 1, 1999


CONFIDENTIAL
------------

Mr. Arthur H. Young
47 Andrew Lane
Holliston, MA  01746

Dear Mr. Young:

     This letter agreement sets forth the terms of your employment with MC Informatics, Inc. (the "Company"), and is entered into in connection with the Asset Purchase Agreement dated June 29, 1999 among MEDICAL SYSTEMS SOLUTIONS, INC., the Company and you (the "Asset Purchase Agreement"). Any capitalized term not defined herein shall have the meaning as defined in Exhibit A hereto.

     1. This Agreement shall be effective as of June 1, 1999 and, subject to the provisions of this Agreement, shall continue in effect until terminated by you or by the Company at any time and for any reason (the "Term of Employment").

     2. You shall serve as Vice President, Meditech Communications Division of the Company on a full-time basis. You will report to Jack Walker, Vice President. As compensation for the services to be rendered hereunder, you shall receive the following: (a) base salary ("Base Salary") during the Term of Employment of not less than $10,000.00 per month, payable in accordance with the normal payroll dates for salaried personnel of the Company; (b) a monthly bonus equal to 3.5% of gross revenues (minus discounts and allowances) of the Meditech Communications Division each month during the period June 1, 1999 through November 30, 1999 derived from the accounts listed on Exhibit B; and (c) a monthly bonus equal to 1.4% of revenues of the Meditech Communications Division each month during the Term of Employment derived from all other accounts of the Meditech Communications Division of the Company and not listed on Exhibit B. Each such bonus shall be paid on or before the last day of the month following the month to which the payment of such bonus relates. The payment of Base Salary, and bonuses shall be subject to normal deductions for taxes, benefit plan contributions, and other payroll deductions.

     3. The Company will grant to you as of June 1, 1999 options to acquire up to 17,500 shares of the Company's Common Stock, without par value (the "Common Stock"), at an exercise price of $2.75 per share, representing the last trading price of the Common Stock on the Nasdaq Stock Market on June 1, 1999, and on the other terms and conditions set forth in the form of Incentive Stock Option Agreement attached hereto as Exhibit C .

     4. You shall be entitled to participate in such fringe benefit plans and employee health, disability, life insurance, 401(K) and other benefit plans as are maintained by the Company from time to time for its employees generally, or for its executives at the same level as you in particular, on the same basis and subject to the same requirements and limitations as may be made applicable to the other executives of the Company at your level; provided, however, that you shall be entitled to such additional compensation as is necessary to provide you with individual health care insurance coverage at Harvard Pilgrim Health Care, subject to gross-up for federal and state income taxes with respect thereto.

     5. Your employment may be terminated by either party hereto at any time, and for any reason. You shall be entitled to Base Salary through the date of termination and any bonus compensation accrued but not paid as of the date of termination and reimbursement for reimbursable expenses incurred prior to the date of termination.

     6. In the event of your "disability", your employment shall automatically terminate. The term "disability" shall mean your inability because of physical or mental incapacity to perform your usual duties for a period of one hundred eighty (180) days in any consecutive twelve (12) month period. During such 180 day period you shall continue to receive your full salary and bonus compensation and all other benefits as provided herein.

     7. (a) If your employment is involuntarily terminated by the Company without Cause at any time during which the Non-Competition Agreement dated the date hereof among John B. Carey, you and the Company (the "Non-Competition Agreement") shall be in effect then, in addition to the amounts set forth in Paragraph 5, the Company shall pay you Severance Benefits as described in subparagraph (c) below.

          (b) If your employment is involuntarily terminated by the Company without Cause at any time following the period during which the Non-Competition Agreement shall be in effect, then, in addition to the amounts set forth in

          Paragraph 5, the Company shall either pay you Severance Benefits as described in subparagraph (c) below, or the Company shall release you from your obligations under Paragraph 8 herein (a "Release"), provided the Company is also thereby released from any further liability or obligation under this Agreement (except as provided in Paragraph 5 hereof). The determination of whether to pay you Severance Benefits or to furnish to you a Release shall be in the Company's sole and absolute discretion, and such determination shall be made not later than seven (7) days following such termination.

          (c) The Severance Benefits, if applicable, shall consist of a continuation of the monthly payment of Base Salary at the rate in effect at the time of such termination for a period of twelve (12) months from the date of such termination. In addition, your health insurance coverage will continue during the period you are receiving Severance Benefits (if permitted under the applicable plan) subject to the appropriate contribution from you, if applicable. Upon the expiration of such coverage during the period you are receiving Severance Benefits, (and only during such period) the Company will reimburse you for the cost of comparable health insurance coverage, provided however, that the amount of such reimbursement shall be
          -------- -------
          subject to gross-up for federal and state income taxes so that you will not be out-of pocket on an after-tax basis with respect thereto. Your Severance Benefits will be subject to normal deductions for taxes, benefit plan contributions, and other payroll deductions. You shall not be entitled to Severance Benefits as a result of termination by reason of your death, disability (as defined in Paragraph 6) or retirement.

     8. During the twenty-four (24) month period following the termination of your employment with the Company for any reason (whether voluntary or involuntary or with or without "Cause"), unless you have been Released pursuant to Paragraph 7 hereof, you shall not, directly or indirectly,
          (a) solicit or pursue, either for yourself or for the benefit of any entity (including any entity by whom you are employed) or assist any such entity (including any entity by whom you are employed) to solicit or pursue, for the purpose of soliciting business for any products or services which are competitive with any products or services offered by the Company from any customers or clients of the Company who were such at any time within the twelve (12) month period prior to such date of termination; or (b) attempt to or assist any such entity (including any entity by whom you are employed) in attempting to do any of the following: (i) hire any person who is or was, at any time within the six (6) month period prior to such date of termination, a director, officer, employee, or agent of the Company (unless the Company terminated such relationship), or encourage any such person to terminate such relationship, (ii) encourage any customer, client, supplier or other business relationship of the Company or any former customer, client, supplier or other business relationship of the Company, to terminate or adversely alter such relationship, whether contractual or otherwise, to the disadvantage of the Company, or (iii) encourage any prospective customer or supplier not to enter into a business relationship with the Company. Your obligations under this Paragraph 8 shall be in addition to your obligations under the Non-Competition Agreement. You agree that your obligations under this Paragraph 8 are special, unique, and extraordinary and that any breach by you of such obligations shall be deemed material, and shall be deemed to cause irreparable injury not properly compensable by damages in an action at law, and the rights and remedies of the Company under this Paragraph 8 may, therefore, be enforced both at law and in equity, by injunction or otherwise. For purposes of this Paragraph 8, the term "Company" shall include its subsidiaries or divisions. You agree that the scope of, duration of and area for which the covenants herein contained in this Paragraph 8 are to be effective, as hereinabove described, are reasonable. In the event that any court of competent jurisdiction, through a final judgment, determines that either the scope, the time period or the area is unreasonable, you agree that the restrictions shall remain in full force and effect for the activities, for the time period and within the area that the court finds would have been a reasonable scope, time and area restriction to protect the Company.

     9. If any term or provision of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement, and such term or provision except to such extent or in such application, shall not be affected thereby, and each and every term and provision of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

     10. If at any time a controversy between you and the Company arises as to the meaning or operation of this Agreement other than a controversy with respect to Paragraph 8 hereof, such controversy shall be submitted to arbitration by either party in Irvine, California before an arbitrator to be named by the Regional Manager of the Irvine, California Branch of the American Arbitration Association. Such arbitration proceedings shall be conducted in accordance with the rules and procedures then in effect of the American Arbitration Association. The decision of the arbitrator shall be binding upon the parties and judgment on any award made by the arbitrator may be entered in any court having jurisdiction thereof. The costs of the arbitrator shall be borne equally by you and the Company, unless otherwise determined by the Arbitrator. Each party will bear his or its own legal costs.

     11. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without reference to principles of conflict of laws.

     12. This Agreement, together with the option agreement referred to in Paragraph 3 hereof and the Asset Purchase Agreement and the other agreements referred to therein contain the entire agreements of the parties in respect of the subject matter hereof and supersede any prior agreement or understanding relating to your employment by the Company. No amendment or modification of any provision hereof will be valid unless in writing signed by both parties. Any waiver must be in writing and signed by you or an authorized officer of the Company, as the case may be.

     13. This Agreement is a personal contract, and your rights and interests herein may not be sold, transferred, assigned, pledged or hypothecated. The rights and obligations of the Company hereunder shall be binding upon and inure to the benefit of the successors and assigns of the Company. In the event of any attempted assignment or transfer of rights by you contrary to the provisions hereof, the Company shall have no further liability for payments hereunder.

     14. Any notice or other communication required hereunder shall be in writing, shall be deemed to have been given and received when delivered in person, or, if mailed, shall be deemed to have been given when deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, and shall be deemed to have been received on the third business day thereafter, and shall be addressed as follows:

          If to the Company, addressed to:

               MC INFORMATICS, INC.
               18881 Von Karman Ave.  Suite 100
               Irvine, California  92612
               Attn:  President

          With a copy to:

               Owen B. Lynch, Esq.
               Lynch, Brewer, Hoffman & Sands, LLP
               101 Federal Street, 22nd Floor
               Boston, Massachusetts 02110

          If to you, addressed to:

               Mr. Arthur H. Young
               47 Andrew Lane
               Holliston, MA  01746

          or such other address as to which any party hereto may have notified the other in writing.

     If this letter correctly sets forth our understanding and agreement, please indicate your acceptance by signing both copies of this letter and returning one copy.


                                    Very truly yours,


                                    MC INFORMATICS, INC.


                                    By  /s/ David Koeller
                                       ----------------------------
                                       David Koeller, President &
                                         Chief Operating Officer


Agreed to as of June 1, 1999

 /s/ Arthur H. Young
-----------------------------
Arthur H. Young

                                   EXHIBIT A
                                   ---------

                                  DEFINITIONS


1. "Cause" shall mean (i) conviction of, or the entry of a pleading of nolo contendere by you to, a felony or a misdemeanor involving fraud, embezzlement or similar act of dishonesty committed by you, with all appeals relating thereto having been successfully exhausted, (ii) the material breach of your obligations under any confidentiality or non-competition agreement with the Company executed by you, or (iii) your willful and continued failure to perform your employment duties and obligations for a period of thirty (30) days following receipt of written notice from the Company specifying in reasonable detail the acts or omissions constituting such non-performance.

                                   EXHIBIT B
                                   ---------

                    List of Accounts subject to 3.5% Bonus

                             MC INFORMATICS, INC.
                        EMPLOYEE INTELLECTUAL PROPERTY
                    ASSIGNMENT AND NONDISCLOSURE AGREEMENT

     AGREEMENT between MC Informatics, Inc., a California corporation having its principal place of business at 18881 Von Karman Avenue. Suite 100, Irvine, California 92612 (the "Company") and Arthur H. Young (the "Employee"), residing at 47 Andrew Lane, Holliston, MA 01746, dated as of the 1st day of June, 1999, the date on which the Employee commenced employment with the Company.

     As part of the consideration of my employment or continued employment by Company, and in consideration of compensation paid to me for such employment, I hereby agree as follows:

     1.   Confidential Information.
          ------------------------

     (a) I recognize and acknowledge that I will have access to confidential information, including but not limited to trade secrets of the Company, and other entities doing business with the Company, relating to, but not limited to, management, marketing, technical, research and development, and other business-related activities; and that I may conceive, perfect, or develop, solely or jointly with others, inventions, discoveries, improvements, ideas, know-how, operating systems, computer programs, databases, and flow charts, manuals and other documentation therefor, technical data, semiconductor chip designs, business plans, financial data, marketing data, customer lists, and/or other information which constitutes confidential information, including but not limited to trade secrets of the Company and/or other entities doing business with the Company (hereinafter collectively referred to as "Confidential Information"); and that such Confidential Information constitutes valuable, special, and unique property of the Company and/or other entities doing business with the Company.

     (b) I will not, during or after my term of employment by the Company, make any use of, or disclose, any Confidential Information to any person or firm, corporation, association, or other entity for any reason or purpose whatsoever, except as specifically allowed in writing by an authorized representative of the Company.

     (c) My obligation to not disclose under this Section 1 does not apply to any information which (i) is or becomes publicly known under circumstances involving no breach by me of the terms of this Section 1, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, or (iii) is approved for release by written authorization of the Board of Directors of the Company; provided, however, that a breach of the foregoing obligations shall not be absolved by the subsequent occurrence of any of the above exceptions.

     (d) Upon termination of my employment with the Company or at any other time upon reasonable request by the Company, I will promptly deliver to the Company all Confidential Information in my possession or control, including but not limited to all operating systems, computer programs, databases, records, files, memoranda, notes, reports, price lists, customer lists, drawings, plans, sketches, laboratory notebooks, and other documents (and all copies of reproductions of such materials), relating to the business of the Company. I will not retain or deliver to any other person any of the foregoing or any summary or memorandum thereof.

     2.   Inventions.
          ----------

     (a) I agree to assign and do hereby assign to the Company all of my rights, title and interest in and to any inventions, improvements, discoveries, operating systems, computer programs, databases, ideas, know-how, and data, which I may discover, conceive, make, perfect or develop, individually or jointly with others, during the term of my employment, that relate to the business or activities of the Company with which I have been involved during the term of my employment with the Company, or that result from my employment with the Company (hereinafter collectively referred to as "Inventions"). I recognize and agree that all such Inventions, including all rights in patents, patent applications, design patents, models, prototypes, copyrights, and trade secrets and any other related intellectual property rights, are the sole and exclusive property of the Company.

     (b) My obligations under this Section 2 apply without regard to whether the Invention, or an idea for an Invention, or the solution to a problem, occurs to me on the job, at home, or elsewhere.

     (c) I further agree that I will promptly advise and disclose to the Company all such Inventions.

     (d) I also agree to sign and deliver all documents necessary to vest in the Company all of my right, title and interest in and to such Inventions and related intellectual property rights and, at the Company's reasonable request and expense, to assist Company to obtain in its name or in the name of others any patents, copyright registrations, or any other form of protection accorded to such Inventions in the United States or anywhere throughout the world.

     (e) I acknowledge that all original works of authorship made by me within the scope of my employment which are protectible by copyright are intended to be "works made for hire" and shall be the property of the Company, and the Company shall be the sole author of such works. If the copyright to any such copyrightable work shall not be the property of the Company by operation of law, I will, without further consideration, assign to the Company all of my right, title and interest in such copyrightable work and will cooperate with the Company and its designees, at the Company's expense, to secure, maintain and defend for the Company's benefit copyrights and any extensions and renewals thereof on any and all such work. I hereby waive all claims to moral rights in any Inventions.

     (f) I further represent that the attached Schedule A contains a complete list of all inventions made, conceived or first reduced to practice by me, under my direction or jointly with others, prior to my employment with the Company ("Prior Inventions") and which are not assigned to the Company hereunder. If there is no such Schedule A attached hereto, I represent that there are no such Prior Inventions.

     3.   Other Agreements.
          ----------------

     (a) I hereby represent to the Company that, except as identified in the attached Schedule B, I am not bound by any agreement or any other previous or existing business relationship which conflicts with or prevents the full performance of my duties and obligations to the Company (including my duties and obligations under this or any other agreement with the Company) during my employment.

     (b) I understand that the Company does not desire to acquire from me any trade secrets, know-how or confidential business information I may have acquired from others. Therefore, I agree during my employment with the Company, I will not improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer, or any other person or entity with whom I have an agreement or to whom I owe a duty to keep such information in confidence. Those persons or entities with whom I have such agreements or to whom I owe such a duty are identified in Schedule B.

     4.   General Provisions.
          ------------------

     (a) This Agreement may not be assigned by either party, except that the Company may assign this Agreement to any organization which controls, is controlled by, or is under common control with, the Company, by virtue of stock or similar equity ownership. In addition, the Company may assign this Agreement in connection with the merger, consolidation or sale of all or substantially all of its business or assets. This Agreement shall be binding upon and inure to the benefit of me and the Company and our respective heirs, executors, administrators, legal representatives, successors and assigns.

     (b) In the event that one or more of the provisions contained herein shall, for any reasons, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and all other provisions shall remain in full force and effect. If any of the provisions of this Agreement is held to be excessively broad, it shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.

     (c) The validity, construction, enforcement and interpretation of this Agreement shall be subject to and governed by the laws of the State of California without regard to the place of execution thereof or the place of performance thereunder.

     (d) This Agreement supersedes all prior agreements, written or oral, with respect to the subject matter of this Agreement. This Agreement may be amended only by a written document executed by me and the Company.

     (e) The obligations of this Agreement relating to Confidential Information supersede the obligations of all prior Agreements between the me and the Company relating to Confidential Information of the Company.

     (f) No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

     (g) I acknowledge that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are reasonable for such purpose. I agree that any breach of this Agreement by me will cause irreparable damage to the Company and that in the event of such breach, the Company shall be entitled, in addition to monetary damages and to any other remedies available to the Company under this Agreement and at law, to equitable relief, including injunctive relief.


                              COMPANY:

                              MC INFORMATICS, INC.


                              By:      /s/ David H. Koeller
                                      -----------------------------------
                                      David Koeller

                              Title:  President & Chief Operating Officer
                                      -----------------------------------

                              EMPLOYEE


                              By:      /s/ Arthur H. Young
                                      -----------------------------------


                              Name:   Arthur H. Young
                                      -----------------------------------
                                              (Typed or Printed)


                              Employee's Address:

                              47 Andrew Lane
                              Holliston, MA 01746

                                  SCHEDULE A
                                  ----------


                               PRIOR INVENTIONS
                               ----------------


The following is a complete list of all Prior Inventions


   AY
________    No Prior Inventions


________    See below for description of Prior Inventions




                          Additional Sheets Attached

     If I am claiming any Prior Inventions above, I agree that if, in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company shall automatically be granted and shall have a non-exclusive, royalty-free, irrevocable, transferable, perpetual world-wide license to make, have made, modify, use and sell such Prior Invention as part of, or in connection with, such product, process or machine.

                                  SCHEDULE B
                                  ----------

                               PRIOR COMMITMENTS
                               -----------------

None

                             MC INFORMATICS, INC.
                        EMPLOYEE INTELLECTUAL PROPERTY
                    ASSIGNMENT AND NONDISCLOSURE AGREEMENT

     AGREEMENT between MC Informatics, Inc., a California corporation having its principal place of business at 18881 Von Karman Avenue. Suite 100, Irvine, California 92612 (the "Company") and John B. Carey (the "Employee"), residing at 44 Arapahoe Road, Newton, MA 02165, dated as of the 1st day of June, 1999, the date on which the Employee commenced employment with the Company.

     As part of the consideration of my employment or continued employment by Company, and in consideration of compensation paid to me for such employment, I hereby agree as follows:

     1.   Confidential Information.
          ------------------------

     (a) I recognize and acknowledge that I will have access to confidential information, including but not limited to trade secrets of the Company, and other entities doing business with the Company, relating to, but not limited to, management, marketing, technical, research and development, and other business-related activities; and that I may conceive, perfect, or develop, solely or jointly with others, inventions, discoveries, improvements, ideas, know-how, operating systems, computer programs, databases, and flow charts, manuals and other documentation therefor, technical data, semiconductor chip designs, business plans, financial data, marketing data, customer lists, and/or other information which constitutes confidential information, including but not limited to trade secrets of the Company and/or other entities doing business with the Company (hereinafter collectively referred to as "Confidential Information"); and that such Confidential Information constitutes valuable, special, and unique property of the Company and/or other entities doing business with the Company.

     (b) I will not, during or after my term of employment by the Company, make any use of, or disclose, any Confidential Information to any person or firm, corporation, association, or other entity for any reason or purpose whatsoever, except as specifically allowed in writing by an authorized representative of the Company.

     (c) My obligation to not disclose under this Section 1 does not apply to any information which (i) is or becomes publicly known under circumstances involving no breach by me of the terms of this Section 1, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, or (iii) is approved for release by written authorization of the Board of Directors of the Company; provided, however, that a breach of the foregoing obligations shall not be absolved by the subsequent occurrence of any of the above exceptions.

     (d) Upon termination of my employment with the Company or at any other time upon reasonable request by the Company, I will promptly deliver to the Company all Confidential Information in my possession or control, including but not limited to all operating systems, computer programs, databases, records, files, memoranda, notes, reports, price lists, customer lists, drawings, plans, sketches, laboratory notebooks, and other documents (and all copies of reproductions of such materials), relating to the business of the Company. I will not retain or deliver to any other person any of the foregoing or any summary or memorandum thereof.

     2.   Inventions.
          ----------

     (a) I agree to assign and do hereby assign to the Company all of my rights, title and interest in and to any inventions, improvements, discoveries, operating systems, computer programs, databases, ideas, know-how, and data, which I may discover, conceive, make, perfect or develop, individually or jointly with others, during the term of my employment, that relate to the business or activities of the Company with which I have been involved during the term of my employment with the Company, or that result from my employment with the Company (hereinafter collectively referred to as "Inventions"). I recognize and agree that all such Inventions, including all rights in patents, patent applications, design patents, models, prototypes, copyrights, and trade secrets and any other related intellectual property rights, are the sole and exclusive property of the Company.

     (b) My obligations under this Section 2 apply without regard to whether the Invention, or an idea for an Invention, or the solution to a problem, occurs to me on the job, at home, or elsewhere.

     (c) I further agree that I will promptly advise and disclose to the Company all such Inventions.

     (d) I also agree to sign and deliver all documents necessary to vest in the Company all of my right, title and interest in and to such Inventions and related intellectual property rights and, at the Company's reasonable request and expense, to assist Company to obtain in its name or in the name of others any patents, copyright registrations, or any other form of protection accorded to such Inventions in the United States or anywhere throughout the world.

     (e) I acknowledge that all original works of authorship made by me within the scope of my employment which are protectible by copyright are intended to be "works made for hire" and shall be the property of the Company, and the Company shall be the sole author of such works. If the copyright to any such copyrightable work shall not be the property of the Company by operation of law, I will, without further consideration, assign to the Company all of my right, title and interest in such copyrightable work and will cooperate with the Company and its designees, at the Company's expense, to secure, maintain and defend for the Company's benefit copyrights and any extensions and renewals thereof on any and all such work. I hereby waive all claims to moral rights in any Inventions.

     (f) I further represent that the attached Schedule A contains a complete list of all inventions made, conceived or first reduced to practice by me, under my direction or jointly with others, prior to my employment with the Company ("Prior Inventions") and which are not assigned to the Company hereunder. If there is no such Schedule A attached hereto, I represent that there are no such Prior Inventions.

     3.   Other Agreements.
          ----------------

     (a) I hereby represent to the Company that, except as identified in the attached Schedule B, I am not bound by any agreement or any other previous or existing business relationship which conflicts with or prevents the full performance of my duties and obligations to the Company (including my duties and obligations under this or any other agreement with the Company) during my employment.

     (b) I understand that the Company does not desire to acquire from me any trade secrets, know-how or confidential business information I may have acquired from others. Therefore, I agree during my employment with the Company, I will not improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer, or any other person or entity with whom I have an agreement or to whom I owe a duty to keep such information in confidence. Those persons or entities with whom I have such agreements or to whom I owe such a duty are identified in Schedule B.

     4.   General Provisions.
          ------------------

     (a) This Agreement may not be assigned by either party, except that the Company may assign this Agreement to any organization which controls, is controlled by, or is under common control with, the Company, by virtue of stock or similar equity ownership. In addition, the Company may assign this Agreement in connection with the merger, consolidation or sale of all or substantially all of its business or assets. This Agreement shall be binding upon and inure to the benefit of me and the Company and our respective heirs, executors, administrators, legal representatives, successors and assigns.

     (b) In the event that one or more of the provisions contained herein shall, for any reasons, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and all other provisions shall remain in full force and effect. If any of the provisions of this Agreement is held to be excessively broad, it shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.

     (c) The validity, construction, enforcement and interpretation of this Agreement shall be subject to and governed by the laws of the State of California without regard to the place of execution thereof or the place of performance thereunder.

     (d) This Agreement supersedes all prior agreements, written or oral, with respect to the subject matter of this Agreement. This Agreement may be amended only by a written document executed by me and the Company.

     (e) The obligations of this Agreement relating to Confidential Information supersede the obligations of all prior Agreements between the me and the Company relating to Confidential Information of the Company.

     (f) No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

     (g) I acknowledge that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are reasonable for such purpose. I agree that any breach of this Agreement by me will cause irreparable damage to the Company and that in the event of such breach, the Company shall be entitled, in addition to monetary damages and to any other remedies available to the Company under this Agreement and at law, to equitable relief, including injunctive relief.


                              COMPANY:

                              MC INFORMATICS, INC.


                              By:      /s/ David H. Koeller
                                      -----------------------------------
                                      David Koeller

                              Title:  President & Chief Operating Officer
                                      -----------------------------------


                              EMPLOYEE


                              By:      /s/ John B. Carey
                                      -----------------------------------

                              Name:   John B. Carey
                                      -----------------------------------

                              Employee's Address:

                              44 Arapahoe Road
                              Newton, MA  02165

                                  SCHEDULE A
                                  ----------

                               PRIOR INVENTIONS
                               ----------------

The following is a complete list of all Prior Inventions


   JC      No Prior Inventions
-------

           See below for description of Prior Inventions
-------





                          Additional Sheets Attached

     If I am claiming any Prior Inventions above, I agree that if, in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company shall automatically be granted and shall have a non-exclusive, royalty-free, irrevocable, transferable, perpetual world-wide license to make, have made, modify, use and sell such Prior Invention as part of, or in connection with, such product, process or machine.

                                  SCHEDULE B
                                  ----------

                               PRIOR COMMITMENTS
                               -----------------

None

                                   EXHIBIT D

                           NON-COMPETITION AGREEMENT
                           -------------------------

     This Non-Competition Agreement made as of June 1, 1999 by and among MEDICAL SYSTEMS SOLUTIONS, INC., a Delaware corporation ("Seller"), ARTHUR H. YOUNG, of Holliston, Massachusetts ("Young"), JOHN B. CAREY, of Newton, Massachusetts ("Carey"), and MC INFORMATICS, INC., a California corporation ("Buyer").

     WHEREAS, effective as of the date hereof Buyer has purchased all of the assets and business of Seller pursuant to an Asset Purchase Agreement dated June 29, 1999 ("Asset Purchase Agreement"); and

     WHEREAS, Young and Carey are the owners of ninety-five percent (95%) of the issued and outstanding capital stock of Seller and have been actively involved in the operation and management of Seller; and

     WHEREAS, each of Young and Carey have executed as of the date hereof an Employment Agreement with Buyer (collectively the "Employment Agreements");
     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained the parties hereto hereby agree as follows:

     1. During the period commencing on the date hereof and ending two (2) years after the date hereof, Seller, Young and Carey each agree that it or he will not engage in or carry on, directly or indirectly, the Meditech systems integration business involving firewall installation or integration E-Mail integration, secure access, support link, TSA or

Mprint, in the United States or Canada (except on behalf of Buyer), or have any direct or indirect interest in, or be affiliated with, or render services to, anyone (except Buyer) engaged in such business in the United States or Canada,
(b) solicit such business or accept such business for or on behalf of anyone (except Buyer) from any customer or prospective customer of Buyer or of the business transferred by Seller to Buyer on the date hereof, (c) induce any such customer to terminate any relationship with Buyer, (d) take any action prejudicial to the continuance of any such relationship of any such customer with Buyer or (e) disclose to or use for the benefit of anyone (except Buyer) any Confidential Information (as hereinafter defined) without Buyer's prior written authorization in each particular case.

     The term "Confidential Information" as used herein shall mean any knowledge or information which is treated as confidential or proprietary by Buyer relating to Buyer or the business purchased by Buyer under the Asset Purchase Agreement. Confidential Information shall include, without limitation: financial information, customer lists, and customer records. Confidential Information shall not include any information which (i) is or becomes publicly known under circumstances involving no breach by Seller, Young or Carey of the terms of
Section 1(e) or (ii) is generally disclosed to third parties by Buyer without restriction on such third parties; provided, however, that a breach of the foregoing obligations shall not be absolved by the subsequent occurrence of either exception.

     2. The consideration of the foregoing Non-Competition Agreement is the purchase of certain assets and business of the Seller contemporaneously herewith pursuant to the Asset Purchase Agreement and the employment of Young and Carey pursuant to the Employment Agreements.

     3. Seller and Young and Carey each agree that their agreements hereunder are special and unique and that breach thereof is not fully compensable by damages and that Buyer may enforce this Agreement in law and/or in equity, by injunction or otherwise.

     4. The parties hereto agree that the scope of, duration of and area for which the covenants herein contained are to be effective, as hereinabove described, are reasonable. In the event that any court of competent jurisdiction, through a final judgment, determines that either the scope, the time period or the area is unreasonable, the parties agree that the restrictions shall remain in full force and effect for the activities, for the time period and within the area that the court finds would have been a reasonable scope, time and area restriction to protect Buyer in connection with the acquisition of Seller's business and the employment of Young and Carey.

     5. If any term or provision of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement, and such term or provision except to such extent or in such application, shall not be affected thereby, and each and every term and provision of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

     6. This Agreement shall be construed and enforced in accordance with the laws of the State of California without regard to principles of conflict of laws.

     7. This Agreement supersedes all prior agreements, written or oral, with respect to the subject matter of this Agreement. This Agreement may be amended only by written document signed by both parties hereto.

     8. No delay or omission by Buyer in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by Buyer on any occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

     WITNESS the execution hereunder under seal as of the day and year first above written.


                                  MEDICAL SYSTEMS SOLUTIONS, INC.


                                  By:   Arthur H. Young
                                      ----------------------------


                                        /s/ Arthur H. Young
                                  --------------------------------
                                  Arthur H. Young

                                       /s/ John B. Carey
                                  --------------------------------
                                  John B. Carey


                                  MC INFORMATICS, INC.


                                  By:   /s/ David H. Koeller
                                      ----------------------------
                                      David Koeller, President &
                                       Chief Operating Officer